                                                                  Exhibit 10.13

                        CLAREMONT TECHNOLOGY GROUP, INC.

                          EXECUTIVE STOCK PURCHASE AND

                            EXECUTIVE BONUS PROGRAM



DEFINITION

The Executive Stock Purchase programs allows a designated executive (Director level and above) to purchase Claremont stock or exercise stock options through a personal loan program arranged by the company with it's banking and lending institution. The Executive Bonus program is designed to reward the executive management group with cash bonuses based on attainment of financial objectives used primarily for the purpose of paying down the personal loan associated with the Executive Stock Purchase program.



PURPOSE

The Executive Stock Purchase and Executive Bonus program is designed to create a sense of commitment by the executive to the success of the organization. The process of an individual putting their own personal assets at risk will increase the level of committment to the overall success of the company. The Executive Stock Purchase program is designed to compliment the overall concept of employee ownership within Claremont. Through the Executive Bonus program, the management team is incented to achieve certain revenue and profitability targets as determined by the Compensation Committee of the Board of Directors and apply such bonus to the loans associated with the Executive Stock Purchase program. Participation in the Executive Bonus program is limited to those individuals who participate in the Executive Stock Purchase program. The concept of Employee Ownership is to reward those who contribute to the success of the organization.

     Both the Stock Purchase and Bonus Programs have been implemented with the philosophy of offering the purchase of additional shares by executives after the loans associated with this initial transaction are paid off.

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HOW IT WORKS

EXECUTIVE STOCK PURCHASE PROGRAM - The executive borrows from Claremont's banking and lending institute, (currently Bank of America), 30 to 50% of their current salary. The loans are for three years at a rate of interest negotiated with the bank, (currently prime + 1%), with amortization of principal within three years. The loans are guaranteed by the corporation. The borrowed funds are used to either purchase Claremont stock at fair market value at the time as determined by the Board of Directors for the initial transaction or to exercise Claremont Stock Options. In the future, the fair market value will be determined by an independent appraiser.

EXECUTIVE BONUS PROGRAM - The Executive Bonus Program formula rewards profitability and revenue growth above a minimum level as established each year by the Compensation Committee of the Board of Directors. The bonus pool amount is 25% of the excess operating earnings, (Operating earnings is calculated before the expense for the Executive Bonus Program or expense for the ESOP contribution and before income taxes) above the earnings minimum multiplied by the revenue growth above the revenue minimum proportionate with the 100% revenue target as established by the Chief Executive Officer. The bonus pool size is limited to 40% of the excess earnings above the minimum.

The formula is as follows:


     ((A-B)*25%))*1+((C-D)/(E-D))


Where as:

A = Current year operating earnings before income taxes

B = Minimum earnings as established by the Compensation Committee

C = Total current year revenue

D = Minimum revenue as established by Compensation Committee

E = Total revenue target as established by the CEO


Each year the Compensation Committee in working with the CEO will develop a financial model that illustrates the revenue and operating earnings minimums and forecasted bonus pool based on assumed levels of revenue and profitability growth.

As this program is new the Compensation Committee may need to adjust the formula to adjust for various economic conditions.

                           CLAREMONT TECHNOLOGY GROUP, INC.

                     EXECUTIVE BONUS PLAN PARTICIPATION AGREEMENT


Executive's Name:
                 -----------------------

Date of Agreement:
                  ----------------------


    CLAREMONT TECHNOLOGY GROUP, INC. ("Claremont") grants you the right to participate in the Executive Bonus Plan. Your execution of this Agreement constitutes your election to participate under the Terms and Conditions of the Executive Bonus Plan attached as Exhibit A and incorporated herein, and your agreement to execute and be bound by the Shareholder Agreement attached as Exhibit B and incorporated herein.

    The specific terms of your participation are as follows:

1. SALARY INCREASE. Your salary will be increased by five percent (5%) of base salary effective with the pay period beginning July 8, 1995.

2. BONUS. You will be entitled to a bonus to be set by the Compensation Committee of the Board of Directors.

3. LOAN GUARANTEE. Claremont will guarantee your loan from Bank of America Oregon in an amount not to exceed $_______________.

4. USE OF LOAN PROCEEDS. You will use the proceeds of your loan to purchase Claremont shares ("Shares") as follows:

         Shares to be Purchased                  Purchase Price
         ----------------------                  --------------
         Purchase ________ shares from              $3.55
         selling shareholders.

         Exercise ________ options under
         Option Agreement ______________.         $________

5. EXECUTION OF SHAREHOLDER AGREEMENT. You will be required to execute the Shareholder Agreement (Exhibit B) and your spouse, if any, must execute the Consent of Spouse (Attachment 1 to Exhibit B).


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1 - EXECUTIVE BONUS PLAN PARTICIPATION AGREEMENT

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6.  PLEDGE OF SHARES.  You will pledge the Shares to Claremont to secure your obligation to repay Bank of America Oregon, which will be guaranteed by Claremont.

7. RELEASE OF PLEDGED SHARES. Pledged Shares will be released from the pledge and returned to you on your written request based on reductions in the principal amount of the Bank of America Oregon loan.

8. CLAREMONT'S RIGHT TO REPURCHASE. If your employment by Claremont terminates, Claremont will have a right to purchase the Shares.

    You acknowledge reviewing this document and Exhibits A and B before signing. You accept the Terms and Conditions of the Executive Bonus Plan attached as Exhibit A and the Shareholder Agreement attached as Exhibit B. You also agree to accept as binding and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under this Agreement or the Plan.

EXECUTIVE                                   CLAREMONT TECHNOLOGY GROUP, INC.


- -----------------------------------    By:
                                           ------------------------------------
Signature of Executive                 Printed Name:
                                                     --------------------------
Printed Name:                          Title:
             ----------------------           ---------------------------------
Address:
        ---------------------------
- -----------------------------------
Social Security Number:
                       ------------


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2 - EXECUTIVE BONUS PLAN PARTICIPATION AGREEMENT

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                                      EXHIBIT A

                     Terms and Conditions of Executive Bonus Plan


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EXHIBIT A

                                      EXHIBIT A

                           CLAREMONT TECHNOLOGY GROUP, INC.

                                 EXECUTIVE BONUS PLAN


    The Executive Bonus Plan between certain nominated Executives ("Executive") and CLAREMONT TECHNOLOGY GROUP, INC. ("Claremont") is governed by the following terms and conditions. Executive will be nominated by the Compensation Committee of the Board of Directors of Claremont ("Committee") to participate in Claremont's Executive Bonus Plan ("Plan"). Under this Plan, the Executive will be entitled to certain benefits which Claremont hopes will reward the Executive and encourage continued efforts to increase profitability of Claremont. To achieve these purposes, Executive and Claremont agree as follows:

    1. ELECTION TO PARTICIPATE. By entering into the Executive Bonus Plan Participation Agreement ("Agreement"), Executive is making a choice to accept the benefits under the Agreement and the Plan in lieu of any other bonus programs and raises which Claremont might adopt for its other employees.

    2. SALARY INCREASE. Effective with the pay period indicated in the Agreement, Executive's base salary will be increased by the amount shown on the Agreement. Executive will be entitled to receive this increased salary until the earliest of termination of employment, the third anniversary of the Agreement, or payment in full of the loan to Executive guaranteed by Claremont (described below), after which Executive's salary (as increased hereby) will be subject to re-evaluation. It is further understood that during the term of this Agreement, it is unlikely that there will be any other changes to Executive's base salary.

    3. BONUS. Executive also will be entitled to a bonus to be set by the Committee in its discretion after consideration of Claremont's profitability.

    4. ELIGIBILITY FOR BONUS. Any bonus will be payable only if the Executive is employed by Claremont on the date of bonus payment.

    5. LOAN GUARANTY. Claremont will guaranty Executive's personal loan (the "Loan") from Bank of America Oregon in an amount not to exceed the amount shown on the Agreement, the proceeds of which Loan Executive may use to purchase the Claremont common stock identified in the Agreement.

    6. PROMISE TO PAY LOAN AND HOLD CLAREMONT HARMLESS. The Loan and Claremont's guaranty will directly benefit Executive. Therefore, Executive agrees he or she will repay the loan in full out of the salary increase and bonuses provided under the Agreement and the Plan


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1 - Exhibit A - Executive Bonus Plan

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or otherwise.  To help ensure that the Loan will be paid and Claremont's guaranty will not be called upon, Executive authorizes and directs Claremont:

    (1) To pay directly to Bank of America Oregon that portion of Executive's base salary necessary to pay all interest owed on Excutive's Loan;

    (2) To pay directly to Bank of America Oregon all bonuses (after reduction for taxes owed thereon) for application to Executive's Loan.

Executive agrees to hold Claremont harmless from and immediately repay Claremont for any amounts Claremont may be required to pay under its guaranty of the Loan, together with interest at the rate of 12% per annum from the date of demand until these amounts are paid to Claremont in full.

    7. SECURITY FOR INDEMNITY; PLEDGE OF SHARES. To secure its obligation to indemnify and pay Claremont any amounts which Claremont pays on its guaranty, Executive pledges to Claremont and grants Claremont a security interest in shares of Claremont common stock and all proceeds thereof described in the Agreement (the "Shares").

         a. DELIVERY OF CERTIFICATE FOR SHARES. Executive will deliver to Claremont a stock certificate evidencing the Shares purchased with the Loan (the "Certificate"), together with a stock power endorsed in blank, to hold subject to the terms of the Agreement and the Plan.

         b. CARE OF CERTIFICATE. Claremont will take reasonable care in the custody and the preservation of the Certificate. On performance in full of all obligations secured by the Agreement and Plan, Claremont shall deliver the Certificate to Executive, together with the stock power endorsed by Executive in blank.

         c. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive represents and warrants to Claremont that except for any encumbrance created hereby:

              i. Executive is the owner of the Shares, free and clear of liens, encumbrances, or other matters that might affect title to the Shares; and

              ii. Executive has full power to transfer the Shares, and upon such transfer, the transferee shall take good and marketable title to the Shares free and clear of any claims, liens, encumbrances, or security interests.

         d. COVENANTS OF EXECUTIVE WITH RESPECT TO SHARES. Executive agrees that:


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2 - Exhibit A - Executive Bonus Plan

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              i.   Executive shall not allow or grant any other lien or
security interest with respect to the Shares; and

              ii. Executive shall procure, execute, and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by Claremont to perfect, maintain, and protect Claremont's security interest in the Shares and its priority.

         e. AUTHORIZED ACTION BY CLAREMONT; PROXY. Executive irrevocably appoints Claremont as attorney-in-fact and grants Claremont a proxy to do (but Claremont shall not be obligated and shall incur no liability to Executive or any third party for failure to do so), after and during the continuance of an Event of Default (as defined in Section 7.g., below), any act that Executive is obligated by this Agreement to do and to exercise such rights and powers as Executive might exercise with respect to the Shares. With respect to voting the Shares, this Section 7.e. constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until all obligations secured hereunder are performed in full.

         f.   VOTING SHARES; CUSTODY OF CERTIFICATES.

              i. As long as no Event of Default (as defined in Section 7.g., below) shall have occurred, Executive shall be entitled to vote the Shares.

              ii. With respect to the Shares, if at any time or from time to time, Executive shall receive or shall become entitled to receive any dividend, warrant, option, or any other distribution, whether in securities or other property, for any reason, including without limitation, liquidation, stock split, spin-off, split-up or reclassification, combination of Shares, or the like, or in case of any reorganization, consolidation, or merger, Claremont shall be entitled to immediate delivery of all such dividends or other distribution, in pledge, as security for the payment and performance of the obligations secured by the Agreement and Plan. Executive instructs Claremont to make all such distributions directly to Claremont. Claremont may endorse, in its name or in the name of Executive, any and all instruments by which any payment on the Shares may be made and may take such action as Claremont may deem appropriate from time to time, in Claremont's name or in the name of Executive, to enforce collection of the Shares. For such purpose, Executive appoints Claremont the attorney-in-fact of Executive, under a power coupled with an interest, with full power of substitution.

         g. EVENT OF DEFAULT. Failure to pay the Loan or to pay immediately on demand any amount of principal or interest paid by Claremont under the guaranty of the Loan, and breach by Executive of any other provision of the Agreement and Plan constitutes an Event of Default.


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3 - Exhibit A - Executive Bonus Plan

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         h.   REMEDIES UPON DEFAULT.  Upon the occurrence of any Event of
Default, Claremont may, in Claremont's sole discretion and with or without further notice to Executive and in addition to all rights and remedies at law or in equity or otherwise:

              i.   Pay the entire unpaid balance of the Loan.

              ii.  Register in Claremont's name any or all of the Shares.

              iii. Exercise Claremont's proxy rights with respect to all or a portion of the Shares. In such event, Executive agrees to deliver promptly to Claremont further evidence of the grant of such proxy in any form requested by Claremont.

              iv.  Sell or otherwise dispose of the Shares in accordance with
Section 7.i., below.

              v. Retain all pledged Shares in full or partial satisfaction of Executive's obligations to repay Claremont amounts paid under its guaranty.

         i. SALE UPON DEFAULT. Executive and Claremont acknowledge and agree that the Shares are restricted stock within the meaning of the rules and regulations promulgated under the Securities Act of 1933, that is difficult to value, and for which no public market exists. The parties further agree that the Shares are not subject to sale in a "recognized market" as that term is described in ORS 79.5040. Executive and Claremont wish to agree to reasonable standards for conducting a commercially reasonable sale of the Shares. Without limiting rights and remedies otherwise available to Claremont, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:

              i. The sale may be either a public or a private sale, at Claremont's discretion, and it may be for all or any portion of the Shares.

              ii. Claremont shall set a date for public sale of the Shares, or a date after which a private sale may occur, which date shall be not less than 30 days after the date notice of the sale is given to Executive, and shall send written notification to Executive in advance regarding the date and the time of the public sale, or the date after which a private sale may occur.

              iii. Any public sale shall take place at a site in Oregon selected by Claremont.

              iv. Immediately upon request, Executive shall provide Claremont with information requested by Claremont for compliance with state or federal securities laws.


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4 - Exhibit A - Executive Bonus Plan

              v. At any sale of any of the Shares, Claremont may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.

    8. RELEASE OF SHARES. Pledged Shares shall be released from the pledge and returned to Executive on Executive's written request if Claremont is presented with satisfactory evidence that the Loan has been paid as agreed to that date. The number of Shares released and for which a new Certificate will be issued will be based on ratio of the amount of principal repaid on the Loan to the original principal balance. For example, if one-third of the principal has been repaid, one-third of the Shares will be released. For calculating the number of Shares to be released, the Shares will be valued at the purchase price stated in the Agreement.

    9. RESTRICTION ON TRANSFER OF SHARES. Except as provided below, Executive agrees that the Shares released from the pledge, may not be assigned, transferred, pledged (other than to Claremont) or otherwise disposed of in any way except in accordance with the Shareholder Agreement attached to the Agreement as Exhibit B, and any such attempt shall be without effect. Notwithstanding the foregoing, Executive's Shares may be transferred to Claremont in accordance with Section 7.h.ii and 7.h.v. of this Agreement.

    10. CLAREMONT'S RIGHT TO PURCHASE. Claremont will have a right, but no obligation, to purchase the Shares identified above from Executive if Executive's employment by Claremont is terminated, voluntarily or involuntarily, with or without cause, on retirement, death or disability, or for any or no reason. Claremont's option shall be exercised, if at all, in accordance with the terms of the Shareholder Agreement attached to the Agreement as Exhibit B.

    11. NOTICES. Notice to Claremont under the Agreement shall be sent to Claremont's president at Claremont's principal place of business. Notice to Executive shall be sent to the Executive's address as it appears on the books and records of Claremont, or to such other address as Executive may from time to time by notice provide. Notice shall be effective when actually received by the party the Agreement or Plan designates for notice, if sent by any means that leaves a hard-copy record in the hands of the recipient. If sent certified or registered mail, postage prepaid, return receipt requested, notice shall be deemed effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

    12. SEVERABILITY. Each clause of the Agreement and Plan is severable. If any clause is ruled void or unenforceable, the balance of the Agreement and Plan shall nonetheless remain in effect. Wherever there is any conflict between any provision of the Agreement and Plan and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of the Agreement and Plan thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. If any part, section, paragraph, or clause of the Agreement or Plan shall be held by a court of proper jurisdiction to be


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5 - Exhibit A - Executive Bonus Plan
indefinite, invalid or otherwise unenforceable, the entire Agreement and Plan shall not fail on account thereof, but the balance of the Agreement and Plan shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

    13. NON-WAIVER. A waiver of one or more breaches of any clause of the Agreement or Plan shall not act to waive any other breach, whether of the same or different clauses.

    14. ASSIGNMENT. The Agreement may not be assigned without the express written consent of each party, which consent may be withheld for any or no reason.

    15. GOVERNING LAW, JURISDICTION. The Agreement and Plan are made in and governed by the laws of the state of Oregon. Any action brought between the parties may be brought only in the state or federal courts located in Portland, Oregon, and in no other place unless the parties expressly agree in writing to waive this requirement. Each party consents to jurisdiction in that location.

    16. ATTORNEYS FEES, COSTS AND EXPENSES. The prevailing party in any suit, action, arbitration or any other proceeding filed or held concerning the Agreement or Plan shall be entitled to reasonable attorneys' fees, costs and expenses incurred in any such proceeding. Claremont shall be entitled to reasonable attorneys' fees, costs and expenses incurred in any collection or foreclosure proceedings under the Agreement and Plan.

    17. COMPLETE AGREEMENT. The Agreement (including Exhibits A and B thereto) is the complete agreement between the parties dealing with the subject matter hereof, and supersedes all prior agreements, written or oral. It may be modified only in writing signed by the affected party.

    18. MISCELLANEOUS. The Agreement is effective as of the date indicated thereon. The Agreement may be executed in counterparts.


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6 - Exhibit A - Executive Bonus Plan

                                      EXHIBIT B

                CLAREMONT TECHNOLOGY GROUP, INC. SHAREHOLDER AGREEMENT


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EXHIBIT B

                                      EXHIBIT B

                           CLAREMONT TECHNOLOGY GROUP, INC.

                                SHAREHOLDER AGREEMENT

    This Agreement is entered into by and between Claremont Technology Group, Inc., an Oregon corporation (the "Company"), and the undersigned Shareholder ("Shareholder").

                                       RECITALS

    A. The Shareholder owns (or may obtain through exercise of options) shares (the "Shares") of the Company's Common Stock.

    B. The Shareholder and the Company desire to enter into an Agreement relating to the sale or other disposition of the Shares.

                                      AGREEMENT

    The parties agree as follows:


1. RESTRICTIONS ON TRANSFER. The Shareholder shall not sell, assign, transfer, pledge or in any other manner alienate any of the Shares held by him or her, or any right or interest therein, whether voluntarily or by operation of law or otherwise, except to the Company by consent of the Board of Directors, unless the transfer meets the requirements set forth in this Agreement.


2. FIRST REFUSAL. If the Shareholder desires to sell any Shares (unless the Shareholder elects to transfer under the terms of Section 3), the Shareholder shall first be obligated to offer to sell the Shares to the Company or its designee in accordance with the remaining subsections of this Section.

    2.1 NOTICE. The Shareholder shall give written notice to the Company of the Shareholder's desire to sell the Shares (the "Option Notice"). The Option Notice shall set forth the name of the proposed purchaser, the number of Shares proposed to be sold, the purchase price per Share and the terms of payment proposed by the purchaser (the "Purchase Terms").

    2.2 COMPANY'S OPTION. The Company (or its designee whom the Company identifies by notice to the Shareholder) shall have the option to purchase all, but not less than


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1 - EXHIBIT B - SHAREHOLDER AGREEMENT
all, of the Shares described in the Option Notice in accordance with the Purchase Terms. The option shall be exercised, if at all, by notice to the Shareholder within 30 days.

    2.3 CLOSING. Closing of the purchase shall take place at the Company's principal office on the date designated by the Company or its designee, which date shall be before the later of 30 days following the closing date specified in the Purchase Terms or 50 days following the effective date of the Option Notice.

    2.4 IF COMPANY DECLINES. If the Company (or its designee) does not elect to acquire the Shares specified in the Option Notice, the Shareholder may sell the proposed purchaser the Shares within the 60 day period following the receipt by the Company of the Option Notice. These conditions will apply:

         2.4.1 IDENTICAL TERMS FOR PURCHASE. The purchase terms for the Shares shall be identical with those described in the Option Notice.

         2.4.2 SHAREHOLDER AGREEMENT APPLIES. The purchaser shall be bound by the terms and conditions of this Agreement, as if an original Shareholder. The Company may require the purchaser's written Agreement to be bound, before the Company enters the transfer of the Shares to the purchaser in the Company's stock records.


3. TRANSFER TO IMMEDIATE FAMILY. Shareholder may transfer any or all of the Shareholder's Shares to his or her Immediate Family, either during his or her lifetime or on death by will or intestacy. "Immediate Family" shall mean spouse, lineal descendant of Shareholder or Shareholder's spouse, father, mother, brother or sister of Shareholder, or a trust established for which one or more Immediate Family Members are the sole beneficiaries. These conditions apply:

    3.1 SHAREHOLDER AGREEMENT APPLIES. Upon any transfer described in this Section, the transferee shall be bound by the terms and conditions of this Agreement as Shareholder. The Company may require the transferee's written agreement to be bound to this Agreement before entering the transfer in the Company's stock records.

    3.2 SUBSEQUENT TRANSFERS. For purposes of determining to whom a transferree under this Section 3 may make further transfers under the same section, the people who qualify as "Immediate Family" shall be determined by reference to the identity of the originating Shareholder. Thus under this section a parent may transfer to a child, who may further transfer to any other immediate family member of the parent. But the child may not transfer to the child's spouse without the Company's consent, because the child's spouse is not a member of the originating Shareholder's "immediate family.


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2 - EXHIBIT B - SHAREHOLDER AGREEMENT

    3.3 VOTING RIGHTS. The right to vote the shares that have been transferred under this Section shall be held by the originating Shareholder or by a person designated by the Shareholder and approved by the Board of Directors. On the death or incapacity of the original designee the Company (acting by and through the Board of Directors), will designate the successor designee.

         3.3.1 STATUTORY VOTING AGREEMENT. This Section 3.3 constitutes a "Voting Agreement" under ORS Section 60.257.

         3.3.2 IRREVOCABLE PROXY, DURATION. This Section 3.3 also constitutes an irrevocable proxy, that will last for so long as the shares are held by a person who acquired them in a transaction under this Section 3.

         3.3.3 FIRST REFUSAL TRANSACTION RELEASES PROXY. Shares subject to the Voting Agreement of this Section 3.3 shall be released from it if transferred in a transaction meeting the conditions of Section 2.


4. PURCHASE UPON TERMINATION OF EMPLOYMENT. Upon termination of the Shareholder's employment or consulting relationship with the Company for any reason, including, without limitation, retirement, death or disability (the "Termination"), the Company or its designee shall have the right for a period of 90 days following such Termination (or purchase of the Shares, if later) to buy all, but not less than all, of the terminated Shareholder's Shares on the terms and conditions set forth in subsections 4.1, 4.2, and 4.3. Such right of first refusal shall be exercised by giving written notice of exercise to the Shareholder or his estate, as the case may be, as provided herein.

    4.1 PURCHASE PRICE. The purchase price for the Shares shall be the greater of the Shareholder's original purchase price for the Shares or the fair market value thereof at the time of Termination as determined in good faith by the Company's Board of Directors; provided, however, if the Shareholder (or, if applicable, the personal representative of the deceased Shareholder's estate), or any member of the Shareholder's Immediate Family owning Shares on the date of Termination disputes such valuation, the fair market value of the Shares shall be determined by a local, independent investment banking or valuation firm acceptable to the Company and the Shareholder (or, if applicable, the personal representative of the deceased Shareholder's estate). All costs of such independent valuation shall be paid by the Shareholder (or, if applicable, the personal representative of the deceased Shareholder's estate).

    4.2 HOW PAID. The purchase price shall be paid to the Shareholder at closing (or, if applicable, the personal representative of the deceased Shareholders's estate) and/or the members of the Shareholder's Immediate Family owning Shares on the date of Termination, in proportion to their respective stock interests. Each shall receive, at closing: (i) an initial payment by Company check of at least one-third of the total purchase price and


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3 - EXHIBIT B - SHAREHOLDER AGREEMENT

(ii) a promissory note for the remaining balance of the purchase price, if any, payable in two equal annual installments including principal and interest on the first and second anniversaries of the closing. The promissory note shall bear interest from the date of closing at a rate equal to the interest rate being charged to the Company as of the date of closing by its then acting bank and shall allow prepayment in whole or in part without premium or penalty.

    4.3 CLOSING. Closing of the purchase shall take place at the Company's principal office on the date designated by the Company, which shall be no later than 30 days following the date of mailing of the written notice of exercise, or, if later and applicable, 30 days following the appointment of the personal representative of the deceased Shareholder's estate. At such closing, the Shareholder's certificate for Shares shall be duly endorsed to the Company or its designee and surrendered, and the Company or its designee shall deliver to the Shareholder (or, if applicable, the personal representative of the deceased Shareholder's estate) the cash payment and promissory note, if any, representing the purchase price for the Shares, all in accordance with subsections 4.1 and
4.2 above.


5. LEGENDS ON CERTIFICATES. The certificate(s) representing Shares held by the Shareholder shall bear on its face the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY, WHICH AGREEMENT INCLUDES, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER OF THE SHARES AND UNDER SOME CONDITIONS AN IRREVOCABLE PROXY.


6. APPLICATION OF AGREEMENT TO AFTER-ACQUIRED STOCK. All of the provisions of this Agreement shall apply to all of the Shares and any other shares of the Company's capital stock which may be issued or transferred hereafter to the Shareholder or to transferees of the Shareholder in consequence of any additional issuance, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or shares which are acquired by the Shareholder or transferees of the Shareholder in any other manner.


7. TERMINATION OF RESTRICTIONS. The restrictions on transfer set forth in this Agreement shall terminate upon the first to occur of any of the following events:


- --------------------------------------------------------------------------------
4 - EXHIBIT B - SHAREHOLDER AGREEMENT

    7.1 REGISTRATION. The effectiveness of a registration statement relating to an offering of shares of Common Stock of the Company registered under the Securities Act of 1933, as amended, and the consummation of the sale of Common Stock pursuant thereto.

    7.2 SALE OF ALL ASSETS. The sale by the Company of all or substantially all of its assets.

    7.3 MERGER. A merger or consolidation of the Company into or with another corporation after which the holders of shares of stock of the Company shall own less than fifty percent of the voting securities necessary to control the affairs of the surviving corporation.

    7.4 SALE OF ALL STOCK. The sale of all of the outstanding Shares of capital stock of the Company by the holders thereof.


8. BINDING EFFECT ON TRANSFEREES. This Agreement and all of the terms, covenants, and conditions herein contained, shall be binding upon and inure to the benefit of all of the parties hereto and their respective transferees, successors, heirs, executors, administrators and assigns. All transfers must be made in accordance with this agreement, and upon the transfer of any of the Shares to any person, the transferee shall become a party to this Agreement and shall execute any and all instruments and take all other actions necessary to carry out the purposes of this Agreement.


9.  OTHER MATTERS.

    9.1 NOTICE. Notice to the Company shall be sent to the Company's president at the Company's principal place of business. Notice to a Shareholder shall be sent to the Shareholder's address as it appears on the books and records of the Company, or to such other address as a Shareholder may from time to time by notice provide. Notice shall be effective when actually received by the party this Agreement designates for notice, if sent by any means that leaves a hard-copy record in the hands of the recipient. If sent certified or registered mail, postage prepaid, return receipt requested, notice shall be deemed effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

    9.2 SEVERABILITY. Each clause of this Agreement is severable. If any clause is ruled void or unenforceable, the balance of the Agreement shall nonetheless remain in effect. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. If any part, section, paragraph, or clause of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or


- --------------------------------------------------------------------------------
5 - EXHIBIT B - SHAREHOLDER AGREEMENT
otherwise unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

    9.3 NON-WAIVER. A waiver of one or more breaches of any clause of this Agreement shall not act to waive any other breach, whether of the same or different clauses.

    9.4 ASSIGNMENT. This Agreement may not be assigned without the express written consent of each party, which consent will not be unreasonably withheld.

    9.5 GOVERNING LAW, JURISDICTION. This Agreement is made in and governed by the laws of the state of Oregon. Any action brought between the parties may be brought only in the state or federal courts located in Portland, Oregon, and in no other place unless the parties expressly agree in writing to waive this requirement. Each party consents to jurisdiction in that location. Each party consents to service of process through the method prescribed for notice in this Agreement.

    9.6 ATTORNEYS' FEES. The prevailing party in any suit, action, or arbitration filed or held concerning this Agreement shall be entitled to reasonable attorneys' fees, both at trial and on any appeal.

    9.7 HEADINGS. The section headings herein have been inserted for convenience only and are not intended to restrict, construe, or modify in any manner any of the terms and provisions hereof.

    9.8 INTEGRATION. This Agreement is the complete Agreement between the parties dealing with transferability of Shares as of the date hereof, and supersedes all prior agreements, written or oral. It may be modified only in writing signed by any affected Shareholder or successor in interest of a Shareholder.


- --------------------------------------------------------------------------------
6 - EXHIBIT B - SHAREHOLDER AGREEMENT

    9.9 EFFECTIVE DATE, COUNTERPARTS. This Agreement is effective as of the date shares are first issued by the Company, and is binding on each Shareholder as that Shareholder obtains ownership in Shares. The Agreement may be executed in counterparts.

CLAREMONT TECHNOLOGY GROUP, INC.       SHAREHOLDER

By:
   --------------------------------     ---------------------------------------

Printed Name:                          Printed Name:
             ----------------------                  --------------------------


Title:                                 Date:
      -----------------------------          ----------------------------------

Date:                                  Address:
     ------------------------------             -------------------------------

                                        ---------------------------------------


- --------------------------------------------------------------------------------
7 - EXHIBIT B - SHAREHOLDER AGREEMENT

                              ATTACHMENT 1 TO EXHIBIT B

                                  CONSENT OF SPOUSE



         I, _______________, spouse of ______________________, acknowledge that
I have read the Shareholder Agreement dated ____________________, 19__, to which this Consent is attached as Attachment 1 (the "Agreement") and that I know its contents. I am aware that by its provisions the Company or its designee has the option to purchase certain shares of Common Stock of the Company which my spouse is acquiring pursuant to the Agreement ("Shares"), including any interest I might have therein, in the event my spouse desires to sell the Shares and certain other restrictions are imposed upon the sale or other disposition of the Shares during my spouse's lifetime. I am also aware that the Company or its designee has the right to purchase the Shares upon my spouse's termination of employment with the Company.

         I hereby agree that my interest, if any, in the Shares subject to the Agreement, whether now owned or hereafter acquired, shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

         I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

         DATED the      day of                     , 19    .
                    ----        --------------------    ----


                                       By:
                                           ------------------------------------


- --------------------------------------------------------------------------------
ATTACHMENT 1 TO EXHIBIT B

                           CLAREMONT TECHNOLOGY GROUP, INC.

                                  FIRST AMENDMENT TO
                     EXECUTIVE BONUS PLAN PARTICIPATION AGREEMENT


    WHEREAS, CLAREMONT TECHNOLOGY GROUP, INC. ("Claremont") has granted to the undersigned Executive the right to participate in Claremont's Executive Bonus Plan and the Executive and Claremont have executed an Executive Bonus Plan Participation Agreement (the "Agreement") which constituted Executive's election to participate in the Executive Bonus Plan; and

    WHEREAS, the parties hereto desire to amend the terms of the Agreement.

    NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

    "SALARY INCREASE. Your salary will be increased by four percent (4%) of base salary effective with the pay period beginning July 8, 1995."

    IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Executive Bonus Plan Participation Agreement as of July ___, 1995.


EXECUTIVE                                   CLAREMONT TECHNOLOGY GROUP, INC.


- -----------------------------------    By:
                                           ------------------------------------

Signature of Executive                 Printed Name:
                                                     --------------------------

Printed Name:                          Title:
             ----------------------           ---------------------------------

Address:
        ---------------------------

- -----------------------------------

- --------------------------------------------------------------------------------

1 - FIRST AMENDMENT TO EXECUTIVE BONUS PLAN PARTICIPATION AGREEMENT